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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-31878, Amendment No. 1) of our reports dated February 25, 2000, except as to Note 15 which is as of March 6, 2000, relating to the financial statements and financial statement schedule of ClearCommerce Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Austin, Texas

March 10, 2000